Exhibit 99.3

FINANCIAL STATEMENTS OF 50 PERCENT OR LESS OWNED PERSONS OF LOEWS CINEPLEX ENTERTAINMENT CORPORATION

Report of Independent Registered Public Accounting Firm

To the Board of Directors and the Shareholders of

Megabox Cineplex, Inc.

In our opinion, the accompanying balance sheet and the related statement of income, of changes in shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Megabox Cineplex, Inc. (the “Company”) as of December 31, 2004 and the results of its operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers

May 2, 2005 Seoul, KOREA

Samil PricewaterhouseCoopers is the Korean member firm of the PricewaterhouseCoopers. PricewaterhouseCoopers refers to the network of member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

MEGABOX CINEPLEX, INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2004

	2003		2004		2004
	Unaudited				Unaudited
	(in Thousands of Korean Won)				(US Dollars, Note 3)
Assets
Current assets
Cash and cash equivalents	(Won)	7,075,695	(Won)	5,403,993	$5,220,745
Short-term financial instruments	1,000,000		1,000,000		966,090
Trade accounts receivable, net of allowance of (Won)551,133 thousand in 2003 and (Won)793,930 thousand in 2004	1,992,214		1,827,036		1,765,082
Other receivables, net of allowance of (Won)14,508 thousand in 2003 and (Won)842 thousand in 2004	52,120		3,357,819		3,243,956
Current deferred income tax assets	493,362		428,600		414,066
Other current assets	326,500		338,189		326,721
Total current assets	10,939,891		12,355,637		11,936,660
Leasehold deposits, net of allowance of (Won)500,000 thousand in 2003	27,632,521		33,443,917		32,309,842
Property and equipment, net	34,284,509		40,462,698		39,090,617
Other assets	952,625		4,009,159		3,873,209
Total assets	(Won)	73,809,546	(Won)	90,271,411	$87,210,328

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	(Won)	8,387,704	(Won)	7,847,221	$7,581,124
Other accounts payable	3,671,052		8,983,565		8,678,933
Deferred revenue	995,085		942,241		910,290
Income tax payable	3,019,472		2,955,151		2,854,943
Capital lease obligations	1,313,562		127,619		123,291
Other current liabilities	528,805		611,347		590,616
Total current liabilities	17,915,680		21,467,144		20,739,197
Leasehold deposits payable	4,778,091		6,147,470		5,939,011
Total liabilities	22,693,771		27,614,614		26,678,208

Commitments and contingencies (Note 7)

Shareholders’ equity
Common stock, (Won)5,000 par value, authorized 12,000,000 shares, issued and outstanding 5,328,644 shares at December 31, 2003 and 2004	26,583,535		26,583,535		25,682,094
Additional paid in capital	5,304,724		5,304,724		5,124,842
Retained earnings	19,227,516		30,768,538		29,725,184
Total shareholders’ equity	51,115,775		62,656,797		60,532,120
Total liabilities and shareholders’ equity	(Won)	73,809,546	(Won)	90,271,411	$87,210,328

The accompanying notes are an integral part of these financial statements.

MEGABOX CINEPLEX, INC.

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

	2002		2003		2004		2004
	Unaudited		Unaudited				Unaudited
	(in Thousands of Korean Won)						(US Dollars, Note 3)
Revenues
Admissions	(Won)	54,816,974	(Won)	65,209,947	(Won)	71,494,503	$69,070,141
Concessions	11,242,367		14,107,614		14,527,586		14,034,959
Others	4,718,051		5,159,437		8,920,690		8,618,191
	70,777,392		84,476,998		94,942,779		91,723,291
Cost and expenses
Film exhibition costs	29,126,322		34,372,511		37,418,021		36,149,185
Concession costs	2,725,775		3,396,114		3,488,737		3,370,435
Loss on disposal of property and equipment	1,474,171		136,282		—		—
Advertisement and promotion	2,423,838		2,915,180		3,083,822		2,979,250
General and administrative expenses	22,800,771		27,883,498		31,673,210		30,599,178
Depreciation and amortization expenses	3,103,562		3,781,740		4,050,070		3,912,733
	61,654,439		72,485,325		79,713,860		77,010,781
Operating income	9,122,953		11,991,673		15,228,919		14,712,510
Interest income	120,178		114,146		431,515		416,882
Interest expense	(875,826)		(177,498)		(62,352)		(60,238)
Other income, net	420,536		580,365		826,989		798,947
	(335,112)		517,013		1,196,152		1,155,591
Income before income taxes	8,787,841		12,508,686		16,425,071		15,868,101
Income tax expense	2,592,372		3,758,941		4,884,049		4,718,431
Net income	(Won)	6,195,469	(Won)	8,749,745	(Won)	11,541,022	$11,149,670

The accompanying notes are an integral part of these financial statements

MEGABOX CINEPLEX, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

	Common Stock		Additional paid-in capital		Retained earnings		Total
	(in Thousands of Korean Won)
Balances at January 1, 2002 (unaudited)	(Won)	24,339,515	(Won)	—	(Won)	4,282,302	(Won)	28,621,817
Issuance of common stock	2,244,020		5,304,724		—		7,548,744
Net income	—		—		6,195,469		6,195,469
Balances at December 31, 2002 (unaudited)	(Won)	26,583,535	(Won)	5,304,724	(Won)	10,477,771	(Won)	42,366,030
Net income	—		—		8,749,745		8,749,745
Balances at December 31, 2003 (unaudited)	(Won)	26,583,535	(Won)	5,304,724	(Won)	19,227,516	(Won)	51,115,775
Net income	—		—		11,541,022		11,541,022
Balances at December 31, 2004	(Won)	26,583,535	(Won)	5,304,724	(Won)	30,768,538	(Won)	62,656,797

Unaudited
	(US Dollars, Note 3)
Balances at December 31, 2003	$25,682,094		$5,124,842		$18,575,514		$49,382,450
Net income	—		—		11,149,670		11,149,670
Balances at December 31, 2004	$25,682,094		$5,124,842		$29,725,184		$60,532,120

The accompanying notes are an integral part of these financial statements.

MEGABOX CINEPLEX, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2002, 2003 AND 2004

	2002		2003		2004		2004
	Unaudited		Unaudited				Unaudited
	(in Thousands of Korean Won)						(US Dollars, Note 3)
Cash flows from operating activities
Net income	(Won)	6,195,469	(Won)	8,749,745	(Won)	11,541,022	$11,149,670
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expenses	3,103,562		3,781,740		4,050,070		3,912,733
Loss on disposal of property and equipment	1,474,171		136,282		—		—
Bad debt expenses	7,727		529,661		243,147		234,902
Reversal of allowance for doubtful accounts	—		—		(294,845)		(284,847)
Deferred income tax provision	(142,408)		(513,022)		(61,213)		(59,137)
Others	109,839		513,929		(21,339)		(20,616)
Changes in operating assets and liabilities
Increase in trade accounts receivable	(670,705)		(376,371)		(77,970)		(75,326)
Decrease (increase) in other receivables	(1,722)		2,781,231		(1,556,934)		(1,504,139)
Decrease (increase) in other current assets	(35,030)		40,295		(11,687)		(11,291)
Decrease (increase) in other assets	2,437,357		(298,500)		(2,140,000)		(2,067,433)
Increase (decrease) in trade accounts payable	2,444,414		254,866		(540,483)		(522,155)
Increase (decrease) in other accounts payable	1,710,622		(3,451,296)		5,312,513		5,132,367
Increase (decrease) in deferred revenue	255,190		617,931		(52,844)		(51,052)
Increase (decrease) in other current liabilities	(40,188)		(30,113)		82,542		79,742
Increase in income tax payable	147,388		1,114,298		(64,321)		(62,140)
Net cash provided by operating activities	16,995,686		13,850,676		16,407,658		15,851,278
Cash flows from investing activities
Decrease in short-term financial instruments	950,000		50,000		—		—
Proceeds from disposal of property and equipment	568,600		25,802		—		—
Increase in leasehold deposits	(5,727,360)		(5,181,341)		(7,811,396)		(7,546,513)
Acquisition of property and equipment	(11,111,671)		(1,593,270)		(10,394,620)		(10,042,141)
Net cash used in investing activities	(15,320,431)		(6,698,809)		(18,206,016)		17,588,654)
Cash flows from financing activities
Increase in leasehold deposits payable	533,936		1,335,155		1,369,379		1,322,944
Issuance of common stock	7,548,744		—		—		—
Payment of capital lease obligations	(4,986,539)		(992,896)		(1,242,723)		(1,200,583)
Decrease in short-term borrowings	(3,999,949)		(3,000,000)		—		—
Net cash provided by (used in) financing activities	(903,808)		(2,657,741)		126,656		122,361
Net increase (decrease) in cash and cash equivalents	771,447		4,494,126		(1,671,702)		(1,615,015)
Cash and cash equivalents
Beginning of year	1,810,122		2,581,569		7,075,695		6,835,760
End of year	(Won)	2,581,569	(Won)	7,075,695	(Won)	5,403,993	$5,220,745

Supplemental cash flow information
Cash paid for interest	(Won)	913,871	(Won)	177,498	(Won)	62,352	$60,238
Cash paid for taxes	2,587,392		3,162,944		5,009,582		4,839,708

The accompanying notes are an integral part of these financial statements.

1. The Company

Megabox Cineplex, Inc. (the “Company”) was incorporated on November 16, 1999, pursuant to the laws of the Republic of Korea, to engage in the entertainment business through operating multiplex theaters. The Company operates 7 movie theaters comprising 66 screens in Seoul, Busan, Suwon, Daegu, Haewoondae, Cheonju and Ulsan. The Company intends to open more theaters in the future and currently has agreed to lease two additional theaters in Seoul that are under construction.

The primary business of the Company is the operation of motion picture theaters which generate revenues principally through admissions and concessions sales. The Company considers itself to be in a single segment. Ten major distributors in the motion picture industry produced films which accounted for approximately 88% of the Company’s admission revenues in 2004.

On July 31, 2002, Loews Cineplex Entertainment Corporation (“Loews”) acquired 1,015,518 shares that had been held by the Company’s parent, Mediaplex, Inc. (“Mediaplex”) In addition to the shares acquired by Loews from Mediaplex, the Company issued 448,804 additional shares to Loews. As a result, effective July 31, 2002, Loews owns 50% of the Company, with Mediaplex owning the other 50% as shown in the following table.

	Number of shares	Percentage of ownership
Mediaplex	2,664,322	50%
Loews	2,664,322	50%
Shares Outstanding	5,328,644	100%

Mediaplex is majority owned by Orion Corp, a large Korean conglomerate specializing in entertainment and snack food businesses.

2. Summary of Significant Accounting Policies

The significant accounting policies followed by the Company in the preparation of its financial statements are summarized below:

Basis of Presentation

The Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Company in the preparation of the accompanying financial statements are summarized below.

Unaudited Periods

The Company’s Balance Sheet as of December 31, 2003 and the Statements of Income, Statements of Changes in Shareholders’ Equity and Statements of Cash Flows for the years ended December 31, 2002 and 2003 are unaudited. Management believes these financial statements include all adjustments necessary for a fair statement of the Company’s financial position and results of operations and cash flows for these periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and such difference could be material. Management’s most significant estimates are insurance reserves, bonus accruals, impairments, property and income taxes, bad debt reserves and litigation reserves.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with original maturities of three months or less at the date of purchase and consist primarily of money market accounts and deposits.

Short-term Financial Instruments

Short-term financial instruments represent time deposits with local Korean Banks with maturities greater than three months but less than twelve months.

Trade Accounts Receivable

Trade accounts receivable are reported at the principal amount outstanding. Interest is generally not accrued on such receivables due to their short-term nature.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts and notes receivable based on specific analysis of impaired receivables and the aggregate estimated collectibility of remaining receivables. Such receivables are charged off when deemed to be uncollectible.

Inventories

Inventories, principally concessions and theater supplies, are stated at the lower of cost or market, with cost being determined using the weighted average method. If the net realizable value of inventory is less than its cost, the carrying amount is reduced to the net realizable value.

Property and Equipment

The cost of property and equipment includes purchase costs or construction costs, such as incidental costs directly related to preparing the property and equipment for use.

Property and equipment are carried at cost less accumulated depreciation (adjusted by recognized impairments). Assets held for disposal are reported at the lower of the asset’s carrying amount or its fair value less costs to sell. Amortization of assets recorded under capital leases is included with depreciation expense. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as described below:

Classification	Estimated useful lives
Building and structures	5-20 years
Machinery and equipment	10 years
Furniture and fixtures	5 years
Vehicles	5 years
Others	5 years

Routine maintenance and repairs are charged to current operations as incurred. Betterments and renewals, enhancing the value of the assets, are capitalized.

Impairment of Property and Equipment

The Company accounts for its property and equipment in accordance with the Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). The Company reviews its property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company considers a trend of operating results that are not in agreement with management’s expectations to be an indicator of potential impairment. An additional impairment indicator used by management is the existence of competition in a market, either from third parties or from the Company’s own expansion. For purposes of SFAS No. 144, property and equipment are evaluated for impairment at the theater level except when multiple theaters are located in the same geographical area. The Company deems a theater or market to be impaired if a forecast of undiscounted future operating cash flows directly related to the theater or market, including estimated disposal value if any, is less than its carrying amount. If a theater or market is determined to be impaired, the loss is measured as the amount by which the carrying amount of the theaters within the market exceeds its fair value. Fair value is based on management’s estimates, which are based on using the best information available, including prices for similar theaters or the results of valuation techniques such as discounting estimated future cash flows. Considerable judgment is necessary to estimate fair value, including discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Lease Transactions

The Company accounts for lease transactions as either operating leases or capital leases, depending on the terms of the underlying lease agreement. Machinery and equipment acquired under capital lease agreements are recorded at cost as property and equipment and depreciated using the straight-line method over their estimated useful lives. In addition, the present value of aggregate lease payments are recorded as obligations under capital leases. Interest is amortized over the lease period using the effective interest rate method.

In addition to capital leases, the Company has various non-cancelable operating lease agreements. Most of the Company’s lease agreements require the Company to advance a substantial non-interest bearing leasehold deposit to the landlord for the landlord’s use during the lease term. Upon expiration of the lease term, the landlord is obligated to return the amount deposited to the Company. However, the Company is exposed to the risk that the landlord may have insufficient liquidity to be able to refund the Company’s deposit. To mitigate this risk, the Company secures a lien position in the property and may initiate foreclosure procedures to recover its deposit. These deposits are classified as leasehold deposits in the Company’s financial statements. In addition, certain leases require additional amounts to be paid contingent on the Company’s monthly theater revenue. Leases are generally renewable after 10 to 20 years. Additionally, operating leases also require the Company to pay property taxes, common area maintenance, insurance and repairs on a monthly basis. For financial statement purposes, rent expense is determined based on contingent amounts payable as a percentage of the Company’s theater revenue.

Subleases

For certain theater locations, the Company subleases space to retail establishments. Generally, these subleases require the counterparty to place a non-interest bearing leasehold deposit with the Company for the duration of the lease term and also make fixed monthly rent payments or rent payments based on a percentage of the counterparty’s monthly revenue. These deposits are classified as leasehold deposits payable in the Company’s Balance Sheets.

Revenue is recognized from fixed monthly rental arrangements on a straight-line basis, unless collectibility is uncertain. Revenue from contingent rental arrangements is recognized when amounts are determinable and receivable from sublessees. Contingent rental revenue amounted to (Won)1,354,243 (unaudited), (Won)1,021,554 (unaudited) and (Won)681,734 for the years ended December 31, 2002, 2003 and 2004, respectively.

Sublease agreements also generally require monthly payments from sublessees for common area maintenance, which is recognized by the Company as revenue on a gross basis.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rate and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Advertising

The Company expenses advertising costs when incurred. Advertising expense amounted to (Won)2,423,838 (unaudited), (Won)2,915,180 (unaudited) and (Won)3,083,822 for the years ended December 31, 2002, 2003 and 2004, respectively.

Points Program

The Company has a bonus point program to reward regular customers. Related to this program, the Company defers a portion of revenue based on estimated customer redemption rates. The Company recognizes revenue subsequently when the points are redeemed or expire.

Severance Plan

Employees and directors with one or more years of service are entitled to receive annual payments based on their current rate of pay. The accrual for the severance liability approximates the amount that would be payable assuming all eligible employees and directors were to terminate their employment at the respective balance sheet date.

Revenue Recognition

Substantially all box office and concession revenue is recognized when admission and concession sales are completed at the theater and when services are provided for the leasing and advertisement business.

3. Convenience Translation in United States Dollar Amounts (Unaudited)

The Company reports its financial statements in the Korean Won. The United States dollar (“US dollar”) amounts disclosed in the accompanying financial statements are presented solely for the convenience of the reader, and have been converted at the rate of 1,035.1 Korean Won to one US dollar, which is the noon buying rate of the US Federal Reserve Bank of New York in effect on December 31, 2004. Such translations should not be construed as representations that the Korean Won amounts represent, have been, or could be, converted into US dollars at that or any other rate. The US dollar amounts are unaudited and are not presented in accordance with generally accepted accounting principles either in Korea or the United States of America.

4. Property and Equipment

Property and equipment as of December 31, 2003 and 2004 consist of the following:

	2003		2004
	Unaudited
Building and structures	(Won)	30,980,323	(Won)	37,130,634
Machinery and equipment	6,525,103		9,015,373
Furniture and fixtures	5,626,687		6,964,124
Vehicles	231,210		287,990
Other	443,785		629,687
Construction in-progress	68,400		74,000
Total property and equipment	(Won)	43,875,508	(Won)	54,101,808
Less: accumulated depreciation	(9,590,999)		(13,639,110)
	(Won)	34,284,509	(Won)	40,462,698

During 2003, the Company moved its headquarters offices. Leasehold improvements of (Won)90,479 (unaudited) which could not be moved to the new location were written-off. The Company also closed two of its theaters located in Seoul, one in 2003 and one in 2002. Related to these closures, the Company wrote off fixtures and equipment that could not be utilized in other locations amounting (Won)45,562 (unaudited) in 2003 and (Won)175,608 (unaudited) in 2002. All of these write-offs were recorded through depreciation in the Company’s income statement.

5. Troubled Debt Restructuring

In 2002, Megabox entered into a lease agreement with a Korean lessor to open a new theater in the Seoul area. The lessor began construction on the theater and as part of the lease agreement, Megabox paid an advance deposit of (Won)1,000,000. In 2003, the lessor declared bankruptcy and entered into liquidation. During 2003, Megabox setup an allowance of (Won)500,000 related to its deposit and petitioned the courts to secure its claim, claiming return of its deposit and an additional amount for damages. During 2004, the court fixed the Company’s claim at (Won)1,160,000, which is scheduled to be repaid by the end of 2007 along with interest at a rate of 1% per annum. The repayment schedule determined by the court is as follows:

	Principal		Interest		Total
Payment Date:
December 31, 2004 (paid)	(Won)	10,000	(Won)	13,825	(Won)	23,825
December 31, 2005	10,000		11,500		21,500
December 31, 2006	570,000		11,400		581,400
December 31, 2007	570,000		5,700		575,700
Total	(Won)	1,160,000	(Won)	42,425	(Won)	1,202,425

As a result of the restructuring of the receivable, the Company reduced its allowance for bad debt to (Won)198,323, which represents a present value discount related to future expected cash flows. As the Company receives payments, it will record interest income at the rate of 9.1% offset by a reduction in its allowance. As of December 31, 2004, details of the book value of the Company’s remaining outstanding receivables are as follows:

	Principal		Allowance for bad debt		Book value
Deposit due from lessor	(Won)	1,150,000	(Won)	198,323	(Won)	951,677
Transfer to current portion	(10,000)		(841)		(9,159)
Total	(Won)	1,140,000	(Won)	197,482	(Won)	942,518

6. Accrued Severance Benefits

Changes in accrued severance benefits for the years ended December 31, 2002, 2003 and 2004 are as follows:

	2002		2003		2004
	Unaudited		Unaudited
Beginning of the year	(Won)	56,777	(Won)	—	(Won)	37,026
Provision during the year	402,065		539,904		535,458
Payments during the year	(458,842)		(502,878)		(503,075)
End of the year	(Won)	—	(Won)	37,026	(Won)	69,409

Future annual severance payments are estimated as follows:

For the year ended December 31	Annual payments
2005	(Won)	503,075
2006	503,075
2007	503,075
2008	503,075
2009	503,075
2010-2014	(Won)	2,515,375

The above amounts were determined based on the current employee salary rates and the number of service years that will be accumulated upon retirements. These amounts do not include amounts that might be paid to employees that will cease working for the Company before their normal retirement age.

7. Commitments and Contingencies

Bank Facilities

As of December 31, 2004, the Company has entered into loan agreements with several banks. These facilities are primarily used for working capital purposes during the start-up phase of new theaters. Loan facilities available in aggregate as of December 31, 2004 are as follows:

Type	Facility limit		Balance Outstanding
General loans	(Won)	17,000,000	(Won)	—
Issuance of commercial paper and revolving loans	20,000,000		—
Funding facility for notes payable issued by the Company	10,000,000		3,708,000
	(Won)	47,000,000	(Won)	3,708,000

There were no amounts outstanding as of December 31, 2003.

The above facilities generally expire within one year if not renewed and do not require commitment fees. Such facilities may be withdrawn or canceled at either the request of the Company or the financial institution. All facilities are unsecured, but personally guaranteed by the Company’s CEO.

Lease Agreements and Commitments

As of December 31, 2004, the Company has capital lease agreements for six vehicles. Future lease payments under these agreements are as follows:

For the year ended December 31	Annual lease payments
2005	(Won)	63,589
2006	53,127
2007	41,677
Total rental payments	158,393
Less amount representing interest	(30,774)
Capital lease obligations	(Won)	127,619

For most of its theater leases, the Company placed a non-interest bearing leasehold deposit with the landlord and is also required to pay monthly rent based on a percentage of the applicable theater’s revenue. Contingent rental expenses amounted to (Won)3,903,053 (unaudited), (Won)5,144,288 (unaudited) and (Won)6,196,520 for the years ending December 31, 2002, 2003 and 2004, respectively.

As of December 31, 2004, the Company has agreed to lease two new theaters in the Seoul area, which are currently under construction. In accordance with the lease agreement, the Company provided (Won)1,600,000 as leasehold deposits, and upon completion of the theaters the Company will be required to provide additional leasehold deposits amounting to (Won)4,400,000.

Subject to various sublease and advertising arrangements, the Company receives leasehold deposits from sub-leasees or customers. As of December 31, 2004, based on contractual expiration dates and not considering any renewal options, the Company is obligated to return leasehold deposits to sublessees or customers as follows:

For the year ended December 31	Deposits Payable
2005	(Won)	1,695,470
2006	1,200,000
2007	530,000
2008	1,600,000
2009	900,000
	(Won)	5,925,470

Litigation

As of December 31, 2004, the Company is involved in various lawsuits as described below, of which the outcomes are uncertain at this stage.

Description	Plaintiff	Amount of claim		Portion currently recorded as other receivables
Claim for return of contract deposits and penalty payment	The Company	(Won)	3,294,000	(Won)	1,665,600
Claim for return of contract deposits and penalty payment	The Company	3,085,000		1,559,500
Claim for check payment	The Company	1,950,000		—
Totals		(Won)	8,329,000	(Won)	3,225,100

In addition, the Company is a defendant in a lawsuit filed by a lessor requesting an increase in a leasehold deposit amounting to (Won)10,000,000 as of December 31, 2004. The Company believes that, although the outcome of this matter is uncertain, the ultimate resolution would not result in a material loss for the Company. Accordingly, no provision for potential losses arising from such claims against the Company is reflected in the accompanying financial statements.

8. Capital Stock

According to its Articles of Incorporation, the Company is authorized to issue 12,000,000 common shares with a par value of (Won)5 per share. As of December 31, 2004, the Company’s common stocks issued and outstanding consist of 5,328,644 shares. The Company is also authorized to issue up to 3,300,000 shares of convertible preferred stock which is entitled to receive cash dividends of 0.1% or more per annum per share.

Classification	No. of shares issued	Common stock		Additional paid in capital
Established (November 16,1999)	2,400,000	(Won)	12,000,000	(Won)	—
Issuance (November 11, 2000)	2,479,840	12,339,515		—
Issuance (July 31, 2002)	448,804	2,244,020		5,304,724
	5,328,644	(Won)	26,583,535	(Won)	5,304,724

9. Restricted Retained Earnings

The Company has appropriated (Won)1,500,000 from retained earnings as a business development reserve. Under Korean law, this reserve is not available for the payment of cash dividends, but may be transferred to capital stock or used to reduce accumulated deficit, if any.

10. Income Taxes

Income tax expense for the years ended December 31, 2002, 2003 and 2004 is as follows:

	2002		2003		2004
	Unaudited		Unaudited
Current income taxes	(Won)	2,734,780	(Won)	4,271,963	(Won)	4,945,262
Deferred income taxes	(142,408)		(513,022)		(61,213)
Income tax expense	(Won)	2,592,372	(Won)	3,758,941	(Won)	4,884,049

A reconciliation of income taxes at statutory rates to actual tax expense is as follows:

	2002		2003		2004
	Unaudited		Unaudited
Income before income taxes	(Won)	8,787,841	(Won)	12,508,686	(Won)	16,425,071
Statutory income tax rate	29.7%		29.7%		29.7%
Income tax provision at the statutory rate	2,596,789		3,701,880		4,865,046
Effect of future tax rate changes on temporary items	—		47,605		8,268
Permanent differences from taxable income or expense, net	(4,417)		9,456		28,335
Tax credit	—		—		(17,600)
	(Won)	2,592,372	(Won)	3,758,941	(Won)	4,884,049
Effective income tax rates	29.5%		30.1%		29.7%

In accordance with Korea’s Revised Corporate Income Tax Law, enacted in 2003 and effective from January 1, 2005, the statutory tax rate applicable to the Company for the fiscal years beginning January 1, 2005, was amended from 29.7% to 27.5%.

Tax effects of major cumulative temporary differences as of December 31, 2003 and 2004 are as follows:

	2003		2004
	Unaudited
Current deferred income tax assets
Deferred revenue	(Won)	276,926	(Won)	259,116
Other current liabilities	10,182		19,296
Allowance for doubtful accounts	208,509		161,544
	495,617		439,956
Current deferred income tax liabilities
Accrued income	(2,255)		(11,356)
Current deferred income tax assets, net	(Won)	493,362	(Won)	428,600

	2003		2004
	Unaudited
Non-current deferred income tax assets
Property and equipment	(Won)	143,834	(Won)	269,809

The management of the Company believes that it is more likely than not that future expected income will be enough to utilize the deductible temporary differences expiring in each fiscal year and accordingly, deferred income tax assets are deemed to be realizable as of December 31, 2004.

11. Related Party Transactions

As discussed in Note 1, the Company is 50% owned by Mediaplex. and Loews Cineplex Entertainment Corporation, respectively. A description of each affiliate and their business relationship with the Company is as follows:

Affiliate	Description

Mediaplex related affiliates:

Orion Corp	Parent company of Mediaplex

Mediaplex	Holding company, owns 50% of Megabox. Shares office space with Megabox.

Showbox

Movie distributor 72% owned by Mediaplex until December 2003. Merged with Mediaplex in December 2003. Distributed films to Megabox for showing. Admission revenue from such showings was usually shared between Megabox and Showbox. Also shared office space with Megabox.

Orion Cinema Network Inc.	Sponsor for intermission advertising commercials. Affiliate of Orion Corp.

Ongame Network Inc.	Sublessee to Megabox and affiliate of Orion Corp

RiseON Inc.	Sponsor for intermission advertising commercials. Affiliate of Orion Corp.

Orion Corp. Yongsan DC, Inc.	Sponsor for intermission advertising commercials. Affiliate of Orion Corp.

Orion Leports, Inc.	Sponsor for intermission advertising commercials. Affiliate of Orion Corp.

Orion Frito-Lay Corp.	Snack food distributor, affiliate of Orion Corp, the Company performs marketing activities for this related party

Sports TOTO Co., Ltd.	Lottery operator, affiliate of Orion Corp, the Company performs marketing activities for this related party

Onmedia, Inc.	Cable network operator, affiliate of Orion Corp

Loews related affiliates	No commercial transactions with any affiliate with Loews.

Significant transactions which occurred in the normal course of business with related companies for the years ended December 31, 2002, 2003 and 2004, and the related balances outstanding as of December 31, 2003 and 2004, are summarized as follows:

2002—Unaudited

	Sales		Purchases		Other expenses		Receivables		Payables
Orion Corp	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	17,124
Orion Cinema Network Inc.	14,500		—		—		—		—
Onmedia, Inc.	—		7,000		—		—		—
Showbox, Inc.	—		936,977		—		—		—
	(Won)	14,500	(Won)	943,977	(Won)	—	(Won)	—	(Won)	17,124

2003—Unaudited

	Sales		Purchases		Other expenses		Receivables		Payables
Orion Cinema Network Inc.	(Won)	4,200	(Won)	—	(Won)	3,709	(Won)	—	(Won)	—
Showbox, Inc.	21,200		1,770,883		—		—		—
Mediaplex	4,200		45,553		—		—		50,109
Ongame Network Inc.	800		—		—		—		—
Orion Frito-Lay Corp.	112,000		—		—		31,900		—
RiseON Inc.	1,850		—		—		—		—
Sports TOTO Co., Ltd.	3,314		—		—		—		—
Orion Corp. Yongsan DC, Inc.	—		6,727		—		—		—
Orion Leports, Inc.	—		260,313		—		—		97,625
	(Won)	147,564	(Won)	2,083,476	(Won)	3,709	(Won)	31,900	(Won)	147,734

2004

	Sales		Purchases		Other expenses		Receivables		Payables
Mediaplex related affiliates:
Orion Cinema Network Inc.	(Won)	3,000	(Won)	—	(Won)	—	(Won)	3,300	(Won)	—
Mediaplex	144,461		7,877,075		—		11,000		387,250
Ongame Network Inc.	463,116		—		—		—		—
RiseON Inc.	7,900		—		—		—		—
Orion Corp. Yongsan DC, Inc.	—		—		4,061		—		—
Orion Leports, Inc.					281,063
	(Won)	618,477	(Won)	7,877,075	(Won)	285,124	(Won)	14,300	(Won)	387,250

As of December 31, 2003 and 2004, the Company made loans of (Won)120,000 and (Won)110,000 to its employees, respectively.